UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021

HealthLynked Corp.

(Exact name of registrant as specified in charter)

Nevada	000-55768	47-1634127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 Creekside Parkway, Suite 301 Naples, FL 34108
(Address of principal executive offices)

(800) 928-7144

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2021, HealthLynked Corp., a Nevada corporation (the “Company”), entered into a Warrant Agreement (the “Agreement”) to issue a warrant to purchase 13,538,494 shares of the Company’s common stock (the “Warrant”) to Iconic Holdings, LLC (“Iconic”). The Warrant has a five-year term and a strike price of $0.30 per share subject to certain adjustments as set forth in the Warrant. In consideration for the issuance of the Warrant, Iconic agreed to a 180-day leak out provision, whereby, from and after January 14, 2021, it may not sell in shares of the Company’s common stock in excess of 5% of the Company’s daily trading volume for the first 90 days and 10% of the Company’s daily volume for the next 90 days, subject to certain exceptions contained therein. The Agreement also provided that Iconic would take all necessary action to remove any security interests on the assets of the Company pursuant to its previously outstanding secured debt.

The foregoing is only a summary of the Agreement and the Warrant and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the Agreement and the Warrant, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

Empery Asset Master, Ltd., Empery Tax Efficient, LP, and Empery Tax Efficient II, LP (collectively, “Empery”) fully exercised warrants to purchase shares of the Company’s common stock held by them that were issued pursuant to a Securities Purchase Agreement dated July 22, 2018 for a total of 3,346,031 shares, 764,846 shares, and 3,889,123 shares, respectively, (the “Empery Warrants”). The Empery Warrants were exercised pursuant to a cashless exercise provision contained in the Empery Warrants, which resulted in the issuance of shares of the Company’s common stock as follows: 2,927,777 shares to Empery Asset Master, Ltd., 669,240 shares to Empery Tax Efficient, LP, and 3,402,983 shares to Empery Tax Efficient II, LP. As a result of the exercise of the Empery Warrants, Empery and the Company entered into a stipulation of dismissal to dismiss with prejudice certain litigation between Empery and the Company. Empery also agreed to a 180-day leak out provision, whereby it may not sell shares of the Company’s common stock issued pursuant to the Empery Warrant exercise after the effective date in excess of 5% of the Company’s daily trading volume for the first 90 days after issuance of the shares and 10% of the Company’s daily volume for the next 90 days.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Warrant made to Iconic Holdings, LLC, dated January 14, 2021
10.1	Agreement, by and between the Company and Iconic Holdings, LLC, dated January 14, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHLYNKED CORP.

Date: January 15, 2021	/s/ George O’Leary
George O’Leary
Chief Financial Officer